EXHIBIT 99.5

About Interros

Interros is a $9.4 billion private investment firm in. The companies under Interros management produce about 1.4% of Russia’s GDP.

The company is seeking to diversify its investments, both in geography and in industry sectors. Its strategy is to cooperate with investors who have management expertise and experience in U.S. and international markets, diverse industry sectors and technologies. Interros seeks public listing opportunities in the Western stock exchanges for its companies.

In Russia, Interros’s investment policy has been to improve efficiency in its companies and to diversify their operations to lower risk and increase profitability. Direct investments have been preferred since they provide control and full involvement in managerial decision-making. The goals here are to ensure sustainable growth, a clear dividend policy, enhanced investor perception and accepted standards of corporate governance.

Examples of the most significant companies currently under Interros management include:

•	Norilsk Nickel – Russia’s largest mining company, producing 96% of the country’s nickel, 55% of its copper, 95% of its cobalt and most of its platinum. Publicly traded on Russian, London, New York and Berlin stock exchanges, Norilsk Nickel successfully acquired 55,5% ownership of Stillwater Mining, based in Columbus, Montana Stillwater is the only U.S. producer of platinum and palladium and the largest producer of platinum group metals outside of Russia and South Africa.

•	Polyus Gold – Russia’s largest gold company, assets in process of spin off and soon to apply for listing at one or several Russian stock exchanges.

•	Power Machines – A leading Russian consortium of power generation equipment manufacturers and power engineering enterprises with a $1.2 billion portfolio of production orders.

ROSBANK – One of the largest private banks in Russia. Its activities include corporate, investment, retail and private banking. Currently the bank owns the largest private regional network with more than 500 outlets (branches, affiliates, operational desks).

•	AGROS – Russia’s largest venture fund in the agricultural sector created in 2001. Strategic areas of AGROS include products based on grain processing and poultry meat. It also operates one of the country’s largest elevators networks (Russian Elevator Company).

•	Prof-Media – The largest Russian publisher in terms of assets, owning several daily national newspapers, with consolidated revenue of over $142 million in 2004.

•	Soglassye – Among Russia’s ten largest insurance companies and leader in insurance of transportation, commercial property, third-party insurance, and professional liability insurance. In 2005, the company expanded its clients’ network to major Russian companies and institutions. The company operates throughout Russia. Currently it has 133 regional branches.

•	Interros-Dostoinstvo – First private pension fund in Russia.

•	Open Investment Fund – The fund was created in 2002 and aims at projects in real estate development.

•	Novogor Company – Established by Interros in December 2003 to run projects in the public utilities sector.

•	Roza Khutor Company – Interros established the company in 2003 to run the new «Roza Khutor Mountain Ski Resort» project, which is the part of «Krasnaya Polyana» (Sochi, Russia) mountain and marine complex development project. The company aims to design, construct and run the new resort.

With investments such as these, Interros is committed to efficient management of its assets, attracting investment in Russian companies and furthering the effective integration of those companies and the Russian economy into the global marketplace.

The company promotes the further enhancement of a favorable investment climate in Russia. For its part, the company has improved corporate governance in its own enterprises. It has instituted Codes of Corporate Conduct for its operating companies, as recommended by Russia’s Federal Commission for the Securities Market (and consistent with U.S. practice). Furthermore, it is overseeing the transition of its operating companies to International Accounting Standards. Interros management is committed to leading the country’s industry associations and the public dialogue to reform the Russian economy and strengthen legislation.

Director Biographies

Vladimir Potanin, President

Vladimir Potanin was born on January 3, 1961 in Moscow.

In 1983 he graduated from the Moscow State Institute of International Relations, with a specialization in international economy. From 1983 through 1990, Mr. Potanin worked in the USSR Ministry of Foreign Trade.

In 1990, Mr. Potanin became President of the Interros Foreign Trade Association. From 1992 to 1993 he was first named Vice President and then President of the Joint Stock Commercial Bank International Company for Finance and Investments (MFK Bank). In 1993 he became President of the United Export Import Bank (UNEXIM BANK).

On August 14, 1996, Mr. Potanin was appointed First Deputy Prime Minister of the Russian Federation Government, a position he held until March 17, 1997. As First Deputy Prime Minister, he supervised economic issues and coordinated the work of: the Ministry of Economy of the Russian Federation; the State Antimonopoly Committee of the Russian Federation; the State Committee of the Russian Federation on Management of State Property; the Russian Fund of Federal Property; the Federal Department for Insolvency; the Federal Commission for the Securities Market; the Federal Commission of the Russian Federation for Energy.

Mr. Potanin also headed about 20 federal and governmental commissions, including the Governmental Commission on Financial and Credit Policy; the Governmental Commission on Improvement of Payment and Settlement System, the Interagency Commission on Cooperation with Financial and Economic Organizations and the Group of Seven. While working for the Government of Russia, Mr. Potanin was also Russia’s manager at the International Bank for Reconstruction and Development (IBRD) and the Multilateral Investment Guarantee Agency.

In May 1997, Mr. Potanin became President of UNEXIM BANK. Since May 26, 1998, due to the reorganization of the UNEXIM – MFK - Renaissance Group, he holds the positions of the President and the Chairman of the Board of Directors of the Interros Company.

Mr. Potanin is also a member of the Public Chamber of the Russian Federation, Chairman of the commission for developing of charity, philanthropy and volunteer work; Chairman of the National Council on Corporate Governance; member of the bureau of The Russian Union of Industrialists and Entrepreneurs (Employers).

Since December 2001, Mr. Potanin has been a member of the Board of Trustees of the Solomon R. Guggenheim Foundation (New York). In April 2003, he was elected Chairman of the Board of Trustees of the State Hermitage.

Mr. Potanin has been awarded the government’s memorial medal 850th Anniversary of Moscow. He has also been decorated with the Russian Orthodox Church orders: the Order of St. Prince Vladimir Equal-to-the-Apostles, Third and Second Degree; the Order of St. Sergius of Radonezh, Third and Second Degree; The Order of the Holy Prince Daniel of Moscow, Second Degree.

In September 2002, Mr. Potanin was presented with a commemorative award for philanthropy and charity from the Russian Ministry of Education. In 2003, he became a laureate of the International Foundation for the Unity of Orthodox Christian Nations’ Award.

Mr. Potanin is fluent in English and French. His hobbies include: traveling, badminton, alpine skiing, various water sports and chess. He is married with three children.

Andrey A. Klishas, Chairman of the Board of Interros and Norilsk Nickel; General Director, Interros

Andrey Klishas was born in 1972 in the city of Ekaterinburg.

From 1990 to 1993, Mr. Klishas studied history of philosophy in Ural State University. In 1998, he was awarded bachelor’s degree in law of Russian Peoples Friendship University. In 2000, he graduated with honors and master of law degree from the Russian Peoples Friendship University. Later, he obtained his Ph. D in law and became a visiting professor of constitutional and administrative law at the Russian Peoples Friendship University.

Between 1995 and 1997, Mr. Klishas worked in the Russian Federal Property Fund. In August 1997, he became Deputy Head of the Legal Department at UNEXIM Bank, a position he held until he became Legal Director and Deputy General Director of Interros Company in June 1998. In October 2001, he became General Director and in December 2001, he was named Chairman of the Board of Interros Company.

Since October 2003, Mr. Klishas has been a member of the supervisory Board of Fincom - Investment & Management Co, Ltd. At the present time Mr. Andrey A. Klishas is Chairman of the Boards of Rosbank and Norilsk Nickel, member of the Boards of Agros and Power Machines.

Mr. Klishas is a member of the Ministry of Interior Expert Council. He was awarded with the Order of Russian Orthodox Church of the Saint Prince Daniel Moskovsky of III Degree.

Mr. Klishas is fluent in English. He is married.

Andrei Bougrov, Deputy Chairman of the Board and Managing Director

Andrei Bougrov was born on June 27, 1952, in Moscow.

Mr. Bougrov graduated from the Moscow State Institute of International Relations, specializing in international economic relations. Additionally, Mr. Bougrov completed the Executive Development Programme at the Harvard Business School (USA). He holds a PhD in international economics.

Before joining Interros, Mr. Bougrov worked at the USSR Permanent Mission to the UN in the Department of International Economic Relations of the USSR Ministry for Foreign Affairs, EBRD. He also had positions including Executive Director of the World Bank Group for the Russian Federation and Dean of the Board of Directors of the World Bank.

Mr. Bougrov is the current Chairman of the Board of Directors of Prof-Media Publishing House, and he is a member of the Boards of Rosbank, Norilsk Nickel, Open Investments Company, and RAO UES. In addition, Mr. Bougrov serves as director of AIG-Interros RCF Advisor, Ltd. Company.

Since 2002, Mr. Bougrov has served as a member of the Board of the Russian Chamber of Commerce and Industry and has been involved with the Council on Foreign and Defense Policy. Since 2003, he has chaired the Finkom Company Supervisory Board.

Mr. Bougrov is fluent in English and Arabic. He is married and has two children.

Sergei Batekhin, Deputy Director General

Sergei Batekhin was born in 1965.

Mr. Batekhin graduated from the Krasnoznamenny Military Institute of the USSR Ministry of Defense in 1987 and in 1998 from the Plekhanov Russian Academy of Economics, where he specialized in finance and credit. Holds an MBA degree and PhD in economy.

Mr. Batekhin began his career at the State Committee for Labor and Social Issues of the USSR. Following this post, Mr. Batekhim worked with the USSR Ministry of Foreign Affairs and after, the Permanent Delegation of the USSR to UNESCO in France from 1990-1992.

Since 1992 Mr. Batekhin held executive positions in the Russian Industrial and Investment Fund and at Deloitte & Touche international auditing company. In 1995, Mr. Batekhin served as Director General at the Defense Systems company. In 2000 he was appointed executive secretary of the Defense Systems interstate financial and industrial group (Russia-Belarus). Since February 2005, Mr. Batekhin has served as Deputy Director General of the Interros Company.

Mr. Batekhin was honored with the Laureate of the Government of the Russian Federation Award in the Field of Science and Technology. In 1999 he was awarded the

Order of Friendship, and in 2003 he was decorated with the Order of St. Sergius of Radonezh (Third Degree) of the Russian Orthodox Church.

Mr. Batekhin is fluent in French, German, English and Italian. He is married and has one son.

About MMC Norilsk Nickel

MMC Norilsk Nickel’s core businesses include prospecting, mining, smelting, and refining base and precious metals. The company, which has over 100,000 employees worldwide, deals in the following products: nickel, copper, cobalt, palladium, platinum, gold, silver, selenium, tellurium, technical sulfur, hard coal and other materials for industrial needs. Norilsk Nickel is the world’s largest producer of nickel and palladium and one of the largest producers of platinum. Its market share exceeds 20% of nickel, 10% of cobalt and 3.1% of copper production worldwide. Domestically, Norilsk Nickel holds close to a 96 percent market share of nickel, 55 percent of copper and 95 percent of cobalt production. The share of Norilsk Nickel in Russia’s GDP is 0.5 percent, and 2.8 percent in the industrial output of the Russian Federation, that is 27.9 percent of the non-ferrous industry.

Norilsk Nickel’s contribution to the U.S. market began with the Stillwater deal, which is the largest Russian investment into America’s non-ferrous metals and at the time was the largest purchase of an American corporation by a Russian company. By completing this transaction, Norilsk Nickel kept Stillwater from bankruptcy and preserved more than 1,500 jobs. A major implication of the agreement is the U.S. retains its domestic supply of palladium, thereby reducing market dependence upon imports. With the U.S.-government approved Stillwater deal, Norilsk Nickel positioned itself as a major player on the U.S. metals and mining market, as Stillwater is the only U.S. producer of palladium and platinum.

Director Biographies

Mikhail Prokhorov, General Director, Chairman, President

Mikhail Prokhorov was born on May 3, 1965.

In 1989, Mr. Prokhorov graduated with honors from the Moscow State Financial Institute’s Department of Foreign Economic Relations.

From 1989 to 1992 Mr. Prokhorov led the department of the International Bank of Economic Cooperation (IBEC). From 1992 to 1993, Mr. Prokhorov served as Chairman of the Board of the International Company for Finance and Investments at MFK Bank.

Mr. Prokhorov has also served as Chairman of the Board of UNEXIM Bank from 1993 to 2000, adding President to this title in 1998.

In 2000, Mr. Prokhorov became President of Rosbank for one year. Since July 2001 he has served as General Director and Chairman of the Management Board of Norilsk Nickel.

Maksim V. Finsky, Deputy General Director

Maksim V. Finsky was born in 1966 in Moscow.

Mr. Finsky graduated from the Moscow Financial Institute.

From 1993 to 1995, Mr. Finsky served as Chairman of the Board at the Moscow Bank for Reconstruction and Development. After this position, Mr. Finsky served as President of the United Bank of Regions for three years.

From 1998 to 2000, Mr. Finsky was with the International Company for Finance and Investments, where he served as Deputy Chairman of the Board for MFK Bank. Since October 2001, Mr. Finsky has served as Deputy Chairman of the Management Board of Norilsk Nickel.

Guy de Selliers, Member of the Board of Directors of Wimm Bill Dann, and of Solvay S.A.

Guy de Selliers was born on June 14, 1952. Mr. de Selliers graduated cum laude from the Belgian Louvain University where he received a master’s degree in economics.

In 1977, Mr. de Selliers was responsible for the international mining projects associated with the World Bank. In 1982, Mr. de Selliers served as Senior Vice President of Investment Banking at the Lehman Brothers, a highly regarded Wall Street company.

As a member of the Transition Team in 1990, Mr. de Selliers was responsible for the establishment of the European Bank of Reconstruction and Development.

In April 1991, Mr. de Selliers became the First Vice President of the EBRD Banking Department, served as Deputy Chairman of the Credit Committee and was a member of the Executive Committee of EBRD. He served in these capacities for seven years.

In 1998, Mr. de Selliers became Chairman of the Management Board of Robert Fleming & Co. Limited. Two years later, he served as European Commission Advisor, head of Consultant Group where he developed the future strategy for EC assistance programs in CIS.

In 2002, Mr. de Selliers became Co-Chairman of the Expert Group where he advised the European Commission and Russian Government on energy projects of mutual interest.

Mr. de Selliers is a member of the Board of Directors of Solvay S.A., a member of the International Advisory Board of Fortis Group, and a member of the Board of Directors of

Wimm Bill Dann. He is a frequent professional speaker and author of many articles related to Eastern Europe and various business issues.

Ralph Tavakolian Morgan, Deputy General Director, Deputy Chairman of the Management Board of Norilsk Nickel

Ralph Tavakolian Morgan was born on November 9, 1968. He graduated from Yale University with a Bachelor of Arts in Political Science and International Relations. He received masters’ degrees in philosophy, Russian and East European studies from Oxford University. While at Oxford, Mr. Morgan had concentrations in economics and law.

From September 1993 to February 1995, Mr. Morgan was a Consultant with Ernst & Young, International Financial Services in Kazakhstan and Kyrgyzstan. From March 1995 to April 2004 he was a Partner and Location Manager at McKinsey & Company’s Moscow office.

Mr. Morgan has over nine years of management consulting experience in Russia, Ukraine, Poland, South Africa and United States serving local and foreign clients in the ferrous and non-ferrous metals, mining, industrial goods, electric power generation, airline, and aerospace industries. He also has extensive experience in strategy development, merger and acquisitions, design and implementation of operational improvement programs, and investment planning and control systems.

Since May 2004, Mr. Morgan has served as Deputy General Director and Deputy Chairman of the Management Board of Norilsk Nickel.

Heinz S. Schimmelbusch, Managing Director of Safeguard International Fund

Heinz S. Schimmelbusch was born on June 15, 1944.

Dr. Schimmelbusch received a graduate degree (with distinction) and his doctorate (magna cum laude) from the University of Tuebingen, Germany.

During his professional career, Dr. Schimmelbusch held various positions in German industrial companies including Chairman of the Managing Board of Metallgesellschaft AG, Frankfurt; Chairman of the Supervisory Boards of Buderus AG, Wetzlar; Dynamit Nobel AG, Troisdorf; Norddeutsche Affinerie AG, Hamburg; Grillowerke AG, Duisburg; and of BUS Umweltservice AG, Frankfurt.

In Canada, Dr. Schimmelbusch was Chairman of the Board of Directors of Metall Mining Corporation, Toronto, and Methanex Corporation, Vancouver. He served on the Board of Directors of Allianz Versicherungs AG, Munich; Mobil Oil AG, Hamburg, Germany; Teck Corporation, Vancouver, Canada; and Safeguard Scientifics, Inc., Wayne. He was also a member of the Advisory Board of Dresdner Bank AG, Frankfurt, Germany;

Creditanstalt AG, Vienna, Austria; the European Bank for Reconstruction and Development, London; and of Hermes Kreditversicherungs-AG, Hamburg, Germany.

Dr. Schimmelbusch served as a member of the Presidency of the Federation of Germany Industries (BDI), Cologne, and Chairman of its Environmental Committee. He was a member of the Presidency of the International Chamber of Commerce (ICC) in Paris.

Dr. Schimmelbusch was appointed Chief Executive Officer of Metallurg, Inc., in November 2002. He has been Chairman of the Board and a Director of Metallurg, Inc., as well as President, Chief Executive Officer and a Director of Metallurg Holdings, Inc. (Metallurg, Inc.’s parent company), since July 1998.

Dr. Schimmelbusch is Managing Director and a General Partner and Founder of Safeguard International Fund, L.P., Wayne (PA), a private equity fund investing in North America and Europe; and Chairman and CEO, Allied Resource Corporation, Wayne, a global technology and engineering group.

He serves as Chairman of the Board of Directors of Alanx Corporation, Newark (Del), Puralube, Inc., ALD Vacuum Technologies AG, Hanau; Pfalz-Flugzengwerke AG, Speyer; KWH Katalystorenwerke GmbH, Marl, Germany; and of Sudamin Holdings S.A., Brussels, Belgium.

For chairing the International Advisory Committee of the Austrian Chancellor he was awarded the Golden Cross of Honor for services to the Republic of Austria.

About Smart Hydrogen

Smart Hydrogen is an entity formed by Interros and Norilsk Nickel in order to participate in the hydrogen economy.

Sergey Polikarpov, President of Smart Hydrogen

Mr. Polikarpov attends Harvard Business School where he is a candidate for Master in Business Administration degree in June 2006.

In 1997, Mr. Polikarpov graduated from Moscow State Technical University of Civil Aviation. There, he received a Masters Degree in Airline Management and graduated with honors.

Until 2004, Mr. Polikarpov headed Investor Relations at Norilsk Nickel where he was responsible for communications with shareholders and analysts. He communicated on a daily basis with current and prospective shareholders and investment banking analysts covering Norilsk Nickel, a $16B mining company and the world’s largest producer of nickel and palladium. Norilsk Nickel is also one of the leading producers of copper, platinum and gold. Mr. Polikarpov also played a key role in due diligence and execution of the acquisitions of Polyus, Russia’s largest gold producer, and Stillwater Mining Company, the largest producer of palladium and platinum in the United States.

At Norilsk Nickel, Mr. Polikarpov coordinated $5M United States public relations campaign for Norilsk Nickel, organized over 10 road shows and investor meetings in the US, UK and Continental Europe, and worked closely with research analysts of Goldman Sachs, Salomon Smith Barney, Merrill Lynch, Deutsche Bank and JP Morgan to initiate research coverage of Norilsk Nickel.

Prior to Norilsk Nickel, Mr. Polikarpov has also served as an Associate at LV Finance, leading corporate finance boutique and research analyst at Renaissance Capital, both in Moscow, Russia.

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about the anticipated timing of the investment described herein. We believe that it is important to communicate our future expectations to our investors. However, there may be events in the future that we are not able to accurately predict or control and that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements, including, without limitation, the ability to satisfy the conditions to the consummation of the investment; the timing and content of the approvals necessary to consummate the investment; Plug Power’s ability to develop commercially viable on-site energy products; the cost and timing of developing Plug Power’s on-site energy products; market acceptance of Plug Power’s on-site energy products; Plug Power’s ability to manufacture on-site energy products on a large-scale commercial basis; competitive factors, such as price competition and competition from other traditional and alternative energy companies; the cost and availability of components and parts for Plug Power’s on-site energy products; Plug Power’s ability to establish relationships with third parties with respect to product development, manufacturing, distribution and servicing and the supply of key product components; Plug Power’s ability to protect its intellectual property; Plug Power’s ability to lower the cost of its on-site energy products and demonstrate their reliability; the cost of complying with current and future governmental regulations; the impact of deregulation and restructuring of the electric utility industry on demand for Plug Power’s on-site energy products and other risks and uncertainties discussed under “Item IA—Risk Factors” in Plug Power’s annual report on Form 10-K for the fiscal year ended December 31, 2005, filed with the Securities and Exchange Commission (“SEC”) on March 14, 2006, and the reports Plug Power files from time to time with the SEC. Plug Power does not intend to and undertakes no duty to update the information contained in this document.

In connection with the proposed investment in Plug Power, Plug Power intends to file relevant materials with the SEC, including a proxy statement. STOCKHOLDERS OF PLUG POWER ARE URGED TO READ THESE MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT PLUG POWER AND THE TRANSACTION. The proxy statement and other relevant materials (when they become available) and any other documents filed by Plug Power with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, stockholders may obtain free copies of the documents filed with the SEC by Plug Power by contacting Plug Power Investor Relations at (518) 782-7700 or making a request through the investor relations section of Plug Power’s website. Plug Power’s stockholders are urged to read the proxy statement and the other relevant materials when they become available before making any voting decision with respect to the transaction.

Plug Power and its executive officers and directors may be deemed to be participating in the solicitation of proxies from the stockholders of Plug Power in connection with the transaction. Information about the executive officers and directors of Plug Power and the number of shares of Plug Power common stock beneficially owned by such persons will be set forth in the proxy statement regarding the transaction. Stockholders may obtain additional information regarding the direct and indirect interests of Plug Power and its executive officers and directors in the transaction by reading the proxy statement regarding the transaction when it becomes available.